SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported) October 20, 2000



                       MILLER BUILDING SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)




                                 Delaware
      (State or other jurisdiction of incorporation or organization)




                    0-14651               36-3228778
     (Commission File number)     (I.R.S. Employer Identification No.)




           58120 County Road 3 South
           P.O. Box 1283
           Elkhart, Indiana                    46515
             (Address of principal executive offices)           (Zip Code)



                              (219) 295-1214
          (Registrant's telephone number, including area code)




PART II

Item 5.    Other Events


     Pursuant to instruction F of Form 8-K, the information contained in the press release as Exhibit 99.1 (related to continuing discussions with respect to the acquisition of Miller)hereto is hereby incorporated by reference in answer to Item 5 of this Form 8-K.









































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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date: October 20, 2000

                                By:  \Thomas J. Martini
                                     Thomas J. Martini,
                                     Secretary and Treasurer





























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                             LIST OF EXHIBITS


Exhibit
Number

99.1 Press release dated October 20, 2000, announcing that Coachmen Industries, Inc. and Miller Building Systems, Inc. have successfully completed the Tender Offer.






































                                                       Exhibit 99.1

Miller Building Systems, Inc.
P.O. Box 1283
Elkhart, Indiana  46515
(219) 295-1214
FAX (219) 295-2232


       COACHMEN INDUSTRIES, INC. AND MILLER BUILDING SYSTEMS, INC.
                    ANNOUNCE COMPLETION OF TENDER OFFER

ELKHART, Ind., Oct. 20 /PRNewswire/ -- Coachmen Industries, Inc. (NYSE: COA - news; ``Coachmen'') and Miller Building Systems, Inc. (``Miller'') announced today that Coachmen's indirect wholly owned subsidiary Delaware Miller Acquisition Corporation (``Merger Subsidiary'') has successfully completed its $8.40 per share, plus a future right to receive an additional $.30 per share, cash tender offer for the shares of common stock of Miller (Nasdaq: MBSI - news). The tender offer expired on October 19, 2000, at 12:00 Midnight, New York City time.

``This acquisition is an integral part of our strategic plan to expand our core businesses both internally and externally,'' said Claire C. Skinner, Chairman and Chief Executive Officer of Coachmen. ``As we welcome the Miller family into the Coachmen family, we look forward to the many opportunities for synergies among our modular companies that will result in improved efficiencies in the short and long term and increase shareholder value.''

Based on information provided by the Depositary, 2,956,962 shares of Miller common stock had been tendered, including approximately 21,086 shares tendered by notice of guaranteed delivery. After giving effect to the results of the tender offer, Merger Subsidiary will own approximately 2,956,962 shares of Miller common stock, or approximately 96 percent of the total shares outstanding. Payment for the shares accepted will be made promptly and, in the case of shares tendered by guaranteed delivery procedures, promptly after timely delivery of shares and required documentation.

Merger Subsidiary will place $.30 per share in escrow with Bank One, to be invested in short-term U.S. government interest-bearing securities. Upon the satisfaction of certain legal claims involving Miller, the amount remaining in escrow will be distributed to Miller's shareholders, net of all costs, charges and expenses incurred.

In accordance with Section 253 of the Delaware General Corporation Law, Merger Subsidiary expects to complete the merger with Miller on or about October 31, 2000, with Miller as the surviving corporation. Unless shareholders elect to exercise their appraisal rights under Delaware law, each remaining common share of Miller will be converted into the right to receive $8.40 in cash, and an additional $.30 per share will be deposited into escrow. Miller's transfer agent will forward to shareholders who did not tender their shares in the tender offer detailed instructions regarding how to surrender their stock certificates in order to receive the merger consideration.

Miller designs, manufactures, markets and services factory-built buildings. These factory-built buildings are modular and mobile buildings, which are generally movable and relocate-able, and designed to meet the specialized needs of a wide variety of users.

Coachmen is the nation's largest builder of modular housing and a leading full-line producer of recreational vehicles. The company is publicly held with its stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Miller Building Systems, Inc. Coachmen Industries, Inc. and Delaware Miller Acquisition Corporation have filed a tender offer statement with the U.S. Securities and Exchange Commission and Miller Building Systems, Inc. has filed a solicitation/recommendation statement with respect to the offer.

                                   # # #
For further information contact:

  Edward C. Craig            Rick J. Bedell           Thomas J. Martini
  Chairman and Chief   or    President          or    Secretary and Treasurer
  Executive Officer
  (219) 295-1214             (219) 295-1214           (219) 295-1214